                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 4, 1998
       ------------------------------------------------------------------

                          BARRINGER LABORATORIES, INC.
                          ----------------------------

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                                    --------

                 (State or other jurisdiction of incorporation)


               0-8241                                   84-0951626
                ---------------------------------------------------
       (Commission File Number)              (IRS Employer Identification No.)

    15000 West 6th Avenue, Suite 300, Golden, CO         80401-5047
    ---------------------------------------------------------------
      (Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code: 303/277-1687


                                 Not Applicable
                                 --------------

          (Former name or former address, if changed since last report)

                          BARRINGER LABORATORIES, INC.

                                EXPLANATORY NOTE

         Pursuant to Items 7(a)(4) and 7(b)(2) of the Securities and Exchange Commission's (the "Commission") General Instructions for Form 8-K, Barringer Laboratories, Inc. (the "Company") hereby amends Items 7(a) and 7(b) of its Current Report on Form 8-K, filed with the Commission on December 17, 1998 (the "Form 8-K"), to add financial statements of Shasta Geochemistry Laboratory, Inc. ("Shasta") and pro forma financial information for the Company reflecting the acquisition of Shasta. The Company completed the acquisition of Shasta on December 4, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 7(a).  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         Filed herewith as part of this report are the following financial statements for Shasta Geochemistry Laboratory, Inc. (i) Report of Independent Certified Public Accountants (ii) Balance Sheets as of June 30, 1998 and September 30, 1998 (unaudited), and (iii) Statements of Operations for the year ended June 30, 1998 and the nine months ended September 30, 1998 and 1997 (unaudited).

ITEM 7(b).  PRO FORMA FINANCIAL INFORMATION

         Filed herewith as a part of this report are Barringer Laboratories, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998.

ITEM 7(c).  EXHIBITS

         Asset Purchase Agreement dated November 24, 1998 by and among Shasta Geochemistry Laboratory, Inc. and Barringer Laboratories, Inc., completed on December 4, 1998 has previously been filed.

                  BARRINGER LABORATORIES, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


         Barringer Laboratories, Inc. (Company) entered into an Asset Purchase Agreement dated November 24, 1998 (Agreement) with Shasta Geochemistry Laboratory, Inc. (Shasta). On December 4, 1998, the Company completed the acquisition of certain assets of Shasta in an all stock transaction, for 150,000 shares of the Company's common stock and contingent future consideration of additional common stock, not to exceed an additional 150,000 shares, in the event certain sales goals are met. The Company will issue one additional share of common stock for each $2.00 that total gross revenues collected by the Company from Shasta customers during the first year after closing exceed $300,000 and during the second year after closing exceed $600,000.

          The assets acquired include customer lists, a noncompetition agreement among the President of Shasta, Shasta and the Company, all goodwill of Shasta, and unlimited access by the Company to Shasta's books and records.

          In an agreement separate from the Asset Purchase Agreement, the Company agreed to purchase for $15,000 certain laboratory and other equipment. The agreement provides for an initial payment of $10,000 with the remainder payable over 4 equal monthly payments. Shasta has the right to repurchase the laboratory and other equipment acquired from Shasta under certain circumstances. Furthermore, it is anticipated that the Company will reach additional supplemental agreements to purchase from Shasta additional laboratory and other equipment and supplies totaling approximately $5,000 and to assume laboratory instrument leases of Shasta with annual lease payments approximating $7,000.

         The Company entered into a noncompetition agreement with Charles R. Whipple, director, officer and principal shareholder of Shasta, regarding conduct of business in certain geographic regions for a period of two years from the date of closing. In the event that Whipple's employment with Barringer Laboratories, Inc. is terminated without cause during the first two years following the closing date, the terms of the noncompetition agreement shall be null and void.

         The Company has entered into an employment agreement with Charles R Whipple, director, officer and principal shareholder of Shasta, as Operations Director of the Reno, NV laboratory for a period of two years at a competitive rate of compensation with potential bonuses at the end of both year one and year two. The contract also provides for severance compensation if the employee is terminated without cause for a period of two years from the date of the agreement.

           The operations of Shasta will be incorporated into the operations of the Company's 27,000 square foot laboratory located in Reno, NV. The Company has not acquired any assets nor assumed any liabilities of Shasta other than those described above.

          The acquisition will be accounted for as a purchase with the assets valued at the fair value of the common stock issued by the Company and this value will be allocated to customer lists (50%) and noncompetition agreement (50%). The fair value of the common stock was based on the average bid price for the last five trading days on which the common stock was traded on the NASDAQ Bulletin Board Market preceding the closing date. The weighted average bid for the above period was .26 cents per share. As discussed above, the Company also purchased certain equipment for $15,000.

         The accompanying condensed unaudited pro forma consolidated financial statements illustrate the effect of the acquisition ("Pro Forma") on the Company's financial position and results of operations. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 is based on the historical balance sheets of the Company and Shasta as of that date and assumes that the acquisition took place on that date. The accompanying Unaudited Pro Forma Condensed Consolidated Statements of

Operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998 are based on the historical statements of the Company and Shasta for those periods. Shasta has a fiscal year end that ends on June 30. Consequently, results of operations for that 12 month period were adjusted to a December year end. The Unaudited Pro Forma Condensed Consolidated Statements of Operations assume that the acquisition took place on January 1, 1997.

         The unaudited pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular the operating costs associated with the integration of the Shasta work into the Reno laboratory were based on estimates of incremental cost to be incurred by the Company.

         The accompanying unaudited pro forma condensed consolidated financial statements should be read in connection with the historical financial statements of the Company.

                          BARRINGER LABORATORIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1998
                                    Unaudited

                                 (in thousands)

                                    Barringer          Shasta         Adjustments     Note        Pro Forma
                                   -----------        --------       -------------   ------      -----------
              ASSETS
Cash                                      $97              $8               $  (8)      3               $97

Accounts Receivable                     1,086              93                 (93)      3             1,086

Prepaid Expenses and
  Other Expenses                          327              19                 (19)      3               327
                                   -----------        --------       --------------              -----------

  Total Current Assets                  1,510             120                (120)                    1,510

Property and Equipment, net               221             144                (129)    2,3               236

Certificate of Deposit                    150               0                   0                       150

Other Assets                               53               6                  34     1,3                93
                                   -----------        --------       --------------              -----------

  Total Assets                         $1,934            $270               $(215)                   $1,989
                                   -----------        --------       --------------              -----------
                                   -----------        --------       --------------              -----------
         LIABILITIES AND
       SHAREHOLDERS' EQUITY
Accounts Payable                         $237             $47               $ (32)    2,3              $252

Accrued Liabilities:
  Payroll, Compensation
    and Related Expenses                  129               0                   0                       129
  Other                                   281               2                  (2)      3               281
Current Maturities of
  Long-Term Debt                           38              71                 (71)      3                38
                                   -----------        --------       --------------              -----------

  Total Current Liabilities               685             120                (105)                      700

Long-Term Debt, Less
  Current Maturities                       24              56                 (56)      3                24

  Shareholders' Equity                  1,225              94                 (54)    1,3             1,265
                                   -----------        --------       --------------              -----------

  Total Liabilities and
    Shareholders' Equity               $1,934            $270               $(215)                   $1,989
                                   -----------        --------       --------------              -----------
                                   -----------        --------       --------------              -----------


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                          BARRINGER LABORATORIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                    Unaudited
                    (in thousands, except per share amounts)

                                    Barringer         Shasta(4)       Adjustments     Note        Pro Forma
                                   -----------        --------       -------------   ------      -----------
Sales of Services                      $7,179          $1,118                  $0                    $8,297

Cost of Services Sold                   5,526             485                  82       5             6,093
                                   -----------        --------       --------------              -----------

Gross Profit                            1,653             633                 (82)                    2,204

Selling, General and
  Administrative Expenses               1,819             498                (398)      6             1,919

Corporate Realignment                     131               0                   0                       131
                                   -----------        --------       --------------              -----------

Operating Profit (Loss)                  (297)            135                 316                       154

Other Income (Expense)                    (69)            (20)                 20       7               (69)
                                   -----------        --------       --------------              -----------

Income (Loss) Before Income
  Taxes and Minority Interest
  in Loss of Subsidiary                  (366)            115                 336                        85

Income Taxes (9)                            0               0                   0                         0

Minority Interest in Loss of
  Subsidiary                               54               0                   0                        54
                                   -----------        --------       --------------              -----------

Net Income (Loss)                      $ (312)           $115                $336                      $139
                                   -----------        --------       --------------              -----------
                                   -----------        --------       --------------              -----------

Net Income (Loss) per share:
  Basic                                $(0.20)                                                        $0.08
                                   -----------                                                   -----------
                                   -----------                                                   -----------
  Diluted                              $(0.20)                                                        $0.07
                                   -----------                                                   -----------
                                   -----------                                                   -----------

Weighted average number
  of shares outstanding:
  Basic                                 1,591                                                         1,741
                                   -----------                                                   -----------
                                   -----------                                                   -----------
  Diluted                               1,591                                                         1,918 (8)
                                   -----------                                                   -----------
                                   -----------                                                   -----------


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                          BARRINGER LABORATORIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                    Unaudited
                    (in thousands, except per share amounts)

                                    Barringer          Shasta         Adjustments      Note       Pro Forma
                                   -----------        --------       ------------     ------     -----------
Sales of Services                      $4,843            $335                $ --                    $5,178

Cost of Services Sold                   3,848             255                 (66)      5             4,037
                                   -----------        --------       --------------              -----------

Gross Profit                              995              80                  66                     1,141

Selling, General and
  Administrative Expenses               1,817             170                 (96)      6             1,891
                                   -----------        --------       --------------              -----------

Operating Profit (Loss)                  (822)            (90)                162                      (750)

Other Income (Expense)                      2              (1)                  1       7                 2
                                   -----------        --------       --------------              -----------

Income (Loss) before Income
  Taxes and Minority Interest
  in Loss of Subsidiary                  (820)            (91)                163                      (748)

Income Taxes (9)                            0               0                   0                         0

Minority Interest in Loss
  of Subsidiary                             6               0                   0                         6
                                   -----------        --------       --------------              -----------

Net Income (Loss)                      $ (814)           $(91)               $163                     $(742)
                                   -----------        --------       --------------              -----------
                                   -----------        --------       --------------              -----------

Net Income (Loss)
  Per Share:
    Basic                              $(0.31)                                                       $(0.27)
                                   -----------                                                   -----------
                                   -----------                                                   -----------
    Diluted                            $(0.31)                                                       $(0.27)
                                   -----------                                                   -----------
                                   -----------                                                   -----------

Weighted average number
  of shares outstanding:
    Basic                               2,609                                                         2,759
                                   -----------                                                   -----------
                                   -----------                                                   -----------
    Diluted                             2,609 (8)                                                     2,759
                                   -----------                                                   -----------
                                   -----------                                                   -----------


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                          BARRINGER LABORATORIES, INC.
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

                                    Unaudited
                                 (in thousands)

NOTE A - The pro forma adjustments to the condensed consolidated balance sheet are as follows:

(1) To reflect the acquisition of certain assets of Shasta and the allocation of the purchase price based on the fair value of the Company's Common Stock issued in exchange for these assets. The components of the purchase price and allocation to assets are as follows:

            Common stock, 150,000 shares
                     Issued at fair value of 26 cents per share           $40

            Allocation of the purchase price:
                     Noncompetition Agreement                              20
                     Customer List                                         20
                                                                          ---
                                                                          $ 0
                                                                          ---

(2) To reflect the acquisition of laboratory and other equipment from Shasta for $15 as a part of a separate agreement entered into in conjunction with the purchase agreement.

(3) The following Shasta September 30, 1998 balances are eliminated because the purchase agreement only included a noncompetition agreement, a customer list and the separate agreement to purchase certain equipment for $15. No other assets were acquired nor liabilities assumed other than those included in the pro forma balance sheet.

                                         Eliminate Shasta    Allocation of        Net
                                             Balances       Purchase Price     Adjustment
            Cash                             $(  8)            $ --             $ (8)
            Accounts Receivable               ( 93)              --              (93)
            Prepaid Expenses and
              Other Expenses                   (19)              --              (19)
            Property and Equipment, net       (144)              15             (129)
            Other Assets                       ( 6)              40               34
            Accounts Payable                   (47)              15              (32)
            Accrued Liabilities                 (2)              --               (2)
            Current Maturities of
              Long-Term Debt                   (71)              --              (71)
            Long-Term Debt                     (56)              --              (56)
            Shareholders' Equity             $ (94)            $ 40            $ (54)

NOTE B - The pro forma adjustments to the Condensed Consolidated Statements of Operations are as follows:

(4) The Statement of Operations of Shasta for the year ended June 30, 1998 is adjusted to reflect the results of operations for the twelve months ended December 31, 1997 by subtracting the unaudited results of operations for the six months ended June 30, 1998 and adding the unaudited results of operations for the six months ended June 30, 1997, as follows:

                                         12 Months    6 Months    6 Months    12 Months
                                          6/30/98     6/30/98     6/30/97     12/31/97
                                         ---------    --------    --------    --------
     Sales of Services                      $631       $(179)      $666        $1,118

     Cost of Services Sold                   409        (177)       253           485

     Selling, General and
         Administrative Expenses             339        (107)       266           498
                                           -----       -----       ----        ------

     Operating Profit (Loss)                (117)        105        147           135

     Other Income (Expense)                   (7)         (1)       (12)          (20)

     Net Income (Loss)                     $(124)      $ 104       $135        $  115
                                           -----       -----       ----        ------
                                           -----       -----       ----        ------

(5) Adjustments to Cost of Services Sold to reflect the cost structure of Barringer because the Shasta laboratory was not part of the acquisition and analytical work would be performed by Barringer:

                                             Year Ended       9 Months Ended
                                              12/31/97            9/30/98
                                             ----------       --------------
            Net increase (decrease) in
               costs of Barringer versus
               Shasta cost of services         $  78               $ (69)
            Additional Depreciation                4                   3
                                                ----               -----

                     Total                    $   82               $ (66)
                                              -------              -----
                                              -------              -----

(6) Adjustment to Selling, General and Administrative Expenses because all such functions will be performed by Barringer:

      Elimination of Shasta Expense, net       $(498)              $(170)
      Additional Administrative Salaries,
        including salary under employment
        agreement                                 85                  63
      Amortization of Noncompetition
        Agreement (over 2 years) and
        Customer list (over 4 years)              15                  11
                                                ----                ----
               Total                           $(398)              $ (96)
                                               ------              ------
                                               ------              ------

(7) Adjustment to Other Expense because such costs will not be incurred by
    Barringer:

      Elimination of Shasta Expense             $ 20                $  1
                                               -----                ----
                                               -----                ----


(8) At December 31, 1997, 177 options, and September 30, 1998, 240 options were not included in diluted earnings per share because they were anti-dilutive since the Company reported a net loss. However, in the unaudited pro forma condensed consolidated statement of operations for the year ended
    December 31, 1997, the Company reported pro forma net income.
    Accordingly, 177 options were included in diluted earnings per share.

(9) Income taxes have not been provided in the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998 because of the availability of net operating loss carryforwards of the Company.

-------------------------------------------------------------------------------







                       SHASTA GEOCHEMISTRY LABORATORY, INC
                       -----------------------------------




              INDEPENDENT AUDITOR'S REPORT ON FINANCIAL STATEMENTS
              ----------------------------------------------------




                            YEAR ENDED JUNE 30, 1998
                            ------------------------





-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



                       SHASTA GEOCHEMISTRY LABORATORY, INC
                       -----------------------------------

                            YEAR ENDED JUNE 30, 1998
                            ------------------------



                                TABLE OF CONTENTS
                                -----------------




     INDEPENDENT AUDITOR'S REPORT

     BALANCE SHEET- June 30 1998 and September 30, 1998 (unaudited)

     STATEMENT OF OPERATIONS - Year ended June 30, 1998 and the three months ended September 30, 1998 (unaudited) and 1997 (unaudited)

     STATEMENT OF STOCKHOLDERS' EQUITY - Year ended June 30, 1998 and the three months ended September 30, 1998 (unaudited)

     STATEMENT OF CASH FLOWS - Year ended June 30, 1998 and the three months ended September 30, 1998 (unaudited) and 1997 (unaudited)

     NOTES TO FINANCIAL STATEMENTS



-------------------------------------------------------------------------------

-------------------------------------------------------------------------------






February 4, 1999


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



To the Board of Directors
Shasta Geochemistry Laboratory, Inc
Redding, California


I have audited the accompanying balance sheet of Shasta Geochemistry Laboratory, Inc., (a California corporation), as of June 30, 1998, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shasta Geochemistry Laboratory, Inc., as of June 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





Ronald Bissett, CPA
Issaquah, Washington



-------------------------------------------------------------------------------

                       SHASTA GEOCHEMISTRY LABORATORY, INC
                       -----------------------------------

                                  BALANCE SHEET
                                  -------------

                                     ASSETS
                                     ------

                                                                         June 30          September 30
                                                                           1998                1998
                                                                     ---------------    -----------------
                                                                                           (Unaudited)
CURRENT ASSETS
    Cash                                                             $        3,465     $          8,214
    Receivables, less allowance of $15,000 for doubtful accounts             65,856               93,277
    Inventory - at cost                                                      19,005               17,652
    Prepaid expenses                                                             --                1,258
                                                                     ---------------    -----------------

          Total current assets                                               88,326              120,401
                                                                     ---------------    -----------------

FIXED ASSETS
    Machinery, equipment and leasehold improvements                         248,918              248,810
    Less accumulated depreciation                                          (95,122)            (104,716)
                                                                     ---------------    -----------------

          Total fixed assets                                                153,796              144,094
                                                                     ---------------    -----------------

OTHER ASSETS
    Investments                                                               5,712                5,712
                                                                     ---------------    -----------------

          Total other assets                                                  5,712                5,712
                                                                     ---------------    -----------------

                    TOTAL                                            $      247,834     $        270,207
                                                                     ---------------    -----------------
                                                                     ---------------    -----------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
    Current portion of long term debt                                $       26,835     $         26,835
    Note payable                                                             45,077               43,658
    Accounts payable                                                         34,910               46,670
    Taxes payable                                                             2,328                2,458
                                                                     ---------------    -----------------

          Total current liabilities                                         109,150              119,621
                                                                     ---------------    -----------------

LONG TERM DEBT
    Notes payable                                                            42,958               37,796
    Obligations under capital lease                                          14,669               13,501
    Note payable to stockholder                                              31,826               31,826
    Less current portion                                                   (26,835)             (26,835)
                                                                     ---------------    -----------------

          Total long term debt                                               62,618               56,288
                                                                     ---------------    -----------------

          Total liabilities                                                 171,768              175,909
                                                                     ---------------    -----------------

STOCKHOLDERS' EQUITY
    Common stock, no par value; 1,000 shares
          authorized, issued and outstanding 500 shares                     145,028              145,028
    Paid in capital                                                          27,534               32,914
    Retained earnings (deficit)                                            (96,496)             (83,644)
                                                                     ---------------    -----------------

          Total stockholders' equity                                         76,066               94,298
                                                                     ---------------    -----------------

                    TOTAL                                            $      247,834     $        270,207
                                                                     ---------------    -----------------
                                                                     ---------------    -----------------

        SEE ACCOUNTANT'S REPORT AND NOTES TO FINANCIAL STATEMENTS

                       SHASTA GEOCHEMISTRY LABORATORY, INC.
                       ------------------------------------

                             STATEMENT OF OPERATIONS
                             -----------------------

                                                                   Three Months Ended
                                                  Year Ended           September 30
                                                    June 30    ---------------------------
                                                     1998           1998           1997
                                               --------------   ------------   ------------
                                                                 (Unaudited)   (Unaudited)
SALES OF SERVICES                             $       631,390  $     155,811  $     242,981

COST OF SERVICES SOLD                                 408,969         78,100        182,439
                                               ---------------  ------------   ------------

    GROSS PROFIT                                      222,421         77,711         60,542

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          339,403         63,177         88,145
                                               ---------------  ------------   ------------

OPERATING INCOME (LOSS)                              (116,982)        14,534        (27,603)
                                               ---------------  ------------   ------------

OTHER INCOME
    Interest income                                    3,514           1,166
    Interest expense                                 (16,770)         (2,848)        (3,614)
    Miscellaneous income                               6,420
                                               ---------------  ------------   ------------

         Total other income (expense)                 (6,836)         (1,682)        (3,614)
                                               ---------------  ------------   ------------

INCOME (LOSS) BEFORE INCOME TAXES                   (123,818)         12,852        (31,217)

PROVISION FOR FEDERAL INCOME TAX                      0               0              0
                                               ---------------  ------------   ------------

NET INCOME (LOSS)                             $     (123,818)  $      12,852  $     (31,217)
                                               ---------------  ------------   -------------
                                               ---------------  ------------   -------------



        SEE ACCOUNTANT'S REPORT AND NOTES TO FINANCIAL STATEMENTS

                       SHASTA GEOCHEMISTRY LABORATORY, INC
                       -----------------------------------

                        STATEMENT OF STOCKHOLDERS' EQUITY
                        ----------------------------------


                                                 NUMBER                         ADDITIONAL      RETAINED
                                                   OF            COMMON          PAID IN        EARNINGS
                                                 SHARES           STOCK          CAPITAL        (DEFICIT)          TOTAL
                                                 ------           -----          -------        ---------          -----
BALANCE, JUNE 30, 1997                        $        500   $     145,028    $     27,534    $     27,322    $     199,884
                                               ------------   --------------   -------------   -------------   --------------

      Net income (loss)                                                                           (123,818)        (123,818)
                                               ------------   --------------   -------------   -------------   --------------

 BALANCE, JUNE 30, 1998                                500          145,028          27,534        (96,496)          76,066

      Net income (loss) (unaudited)                                                                 12,852           12,852
      Additional paid in capital (unaudited)                                           5380                           5,380
                                               ------------   --------------   -------------   -------------   --------------

 BALANCE, SEPTEMBER 30, 1998
     (unaudited)                              $        500   $      145,028   $      32,914   $    (83,644)   $      94,298
                                               ------------   --------------   -------------   -------------   --------------
                                               ------------   --------------   -------------   -------------   --------------

        SEE ACCOUNTANT'S REPORT AND NOTES TO FINANCIAL STATEMENTS

                  SHASTA GEOCHEMISTRY LABORATORY, INC
                  -----------------------------------

                        STATEMENT OF CASH FLOWS
                        -----------------------

                                                                                                 Three Months Ended
                                                                      Year Ended                     September 30
                                                                        June 30         --------------------------------------
                                                                         1998                 1998                1997
                                                                  -------------------   ------------------  ------------------
                                                                                           (Unaudited)         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss)                                         $           (123,818)  $           12,852   $         (31,217)
      Noncash expenses, revenues, losses, and gains
      included in income:
                 Depreciation                                                 45,625                9,702              10,239
                 Bad debt allowance                                           15,000
      (Increase) decrease in accounts receivables                             30,826              (27,420)             (8,290)
      (Increase) decrease in inventory                                        28,710                1,352
      (Increase) decrease in prepaid expenses                                  1,115               (1,258)                260
      Increase (decrease) in notes and accounts payable                       13,210               10,341              59,986
      Increase (decrease) in taxes payable                                   (5,945)                  130               4,686
                                                                  -------------------   ------------------  ------------------

      Net cash flows from operating activities                                 4,723                5,699              35,664
                                                                  -------------------   ------------------  ------------------


CASH FLOWS FROM INVESTING ACTIVITIES
      Acquistion of equipment                                                (14,376)                                  (9,596)
      (Increase) decrease in deposits and other assets                         2,215                                   (1,464)
      Decrease in amounts due from affiliates                                 16,477                                    1,227
                                                                  -------------------   ------------------  ------------------

      Net cash provided (used) by investing activities                         4,316                                   (9,833)
                                                                  -------------------   ------------------  ------------------


CASH FLOWS FROM FINANCING ACTIVITIES
      Decrease in long term debt                                              (6,027)              (6,330)            (20,060)
      (Increase) decrease in paid in capital                                  (2,444)               5,380
                                                                  -------------------   ------------------  ------------------

      Net cash provided (used) by financing activities                        (8,471)                (950)            (20,060)
                                                                  -------------------   ------------------  ------------------

NET INCREASE (DECREASE) IN CASH                                                  568                4,749               5,771

CASH - BEGINNING OF YEAR                                                       2,897                3,465               2,897
                                                                  -------------------   ------------------  ------------------

CASH - END OF YEAR                                              $              3,465   $            8,214   $           8,668
                                                                  -------------------   ------------------  ------------------
                                                                  -------------------   ------------------  ------------------


        SEE ACCOUNTANT'S REPORT AND NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                    SHASTA GEOCHEMISTRY LABORATORY, INC
                    -----------------------------------

                       NOTES TO FINANCIAL STATEMENTS
                       -----------------------------

                                (CONTINUED)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     OPERATIONS

          Shasta Geochemistry Laboratory, Inc. is a California Corporation. The Company was incorporated on June 4, 1994 and is an analytical services company, principally engaged in analytical testing for the mineral exploration industries. The Company currently uses the accrual method of accounting for financial reporting and for income tax purposes.

     UNAUDITED INFORMATION

          The accompanying financial statements as of September 30, 1998 and for the three months ended September 30, 1998 and 1997 are unaudited and have been prepared on a substantially equivalent basis with that of the annual financial statements. In the opinion of management the unaudited information contains all adjustments (consisting only of normal reccuring adjustments) necessary to present fairly the Company's financial position and results of operations as of September 30, 1998 and for such periods.

     FINANCIAL INSTRUMENTS AND CREDIT RISK CONCENTRATION

          Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and trade accounts receivable. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers and generally short payment terms.

          The carrying amounts of financial instruments including cash, trade accounts receivable, trade accounts payable and accrued liabilities approximated fair value because of the immediate or short-term maturity of these instruments. The difference between the carrying amount and fair value of the Company's long term debt is not significant.

     USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                       SHASTA GEOCHEMISTRY LABORATORY, INC
                       -----------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (CONTINUED)



     PROPERTY, EQUIPMENT AND DEPRECIATION

          Property and equipment are carried at cost. Depreciation of owned equipment is computed on a straight-line basis over the estimated useful lives of the related assets, generally from three to ten years. Leasehold improvements are amortized over the term of the related lease, generally from five to ten years. Equipment under capital leases is amortized on a straight-line basis over the term of the lease, generally three to five years which approximates the estimated useful lives of leased equipment.

     REVENUE RECOGNITION

          Sales are recorded in the periods that services are performed.


RELATED PARTY TRANSACTIONS

          The Company shares office space with Shasta Analytical Laboratory, Inc. and has an agreement whereby certain shared expenses incurred by the Company are charged to Shasta Analytical Laboratory, Inc. The agreement with Shasta Analytical Laboratory, Inc. relates to the Company's share of office, insurance, utilities and supplies. Transactions between the Company and Shasta Analytical Laboratory, Inc. are not purported to be at arms length. For the year ended June 30, 1998 related party transactions were $10,771 and the total balance due from Shasta Analytical Laboratory, Inc. was $31,483

          The Company also owns 255 shares of common stock of Shasta Analytical Laboratory, Inc. purchased for $22.40 per share for a total cost of $5712.

MACHINERY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

          Machinery, equipment and leasehold improvements consist of the following:

                 Equipment and sign                   $ 136,390
                 Automobiles and trucks                  95,710
                 Leasehold improvements                  16,818
                                                      ---------

                                                        248,918
                 Accumulated depreciation               (95,122)
                                                      ----------

                                                      $ 153,796
                                                      ----------
                                                      ----------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       SHASTA GEOCHEMISTRY LABORATORY, INC
                       -----------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (CONTINUED)


NOTE PAYABLE

          At June 30, 1998 the Company had a revolving credit line with a bank allowing for maximum drawings of $45, 000. The line of credit is payable on demand, bears interest at the bank's prevailing variable rate plus 2.50 percentage points and is guaranteed by the President. On December 8, 1998 the note was changed to a non revolving line of credit due May 1999.

LONG TERM DEBT

          At June 30, 1998, long term notes payable consisted of the following:

          9.16% note payable to bank, secured by a vehicle, payable
          in monthly installments of $594 including interest. The note
          is guaranteed by the President and is due September 2000.             $ 14,149

          10.50% note payable to the bank secured by all inventory,
          accounts and equipment, payable in monthly installments
          of $816 including interest. The note is guaranteed by the
          President and is due June 2000.                                         17,492

          Note payable to bank, unsecured, payable in monthly
          installments of $546 plus interest at a fluctuating interest rate per annum equal to the bank's reference rate plus 3.625 percentage points. The note is guaranteed by the
           President and is due March 2000.                                       11,317
                                                                                --------

                                                                                  42,958

          Current portion                                                        (21,576)

          Long term debt                                                        $ 21,382
                                                                                 --------
                                                                                 --------


          Estimated maturities on long term debt on long term debt for the next five years are as follows:

                      Year ended:      June 30, 1999       $ 21,576
                                       June 30, 2000       $ 16,502
                                       June 30, 2001       $  4,880
                                       June 30, 2002       $      0
                                       June 30, 2003       $      0


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SHASTA GEOCHEMISTRY LABORATORY, INC
                       -----------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (CONTINUED)


OBLIGATION UNDER CAPITAL LEASES

          The obligation under capital leases consists of the following:

          Obligation under capital leases                                       $14,669

          Less current maturities                                                 5,259
                                                                                -------
                                                                                $ 9,410
                                                                                -------
                                                                                -------

          As of June 30, 1998, future net minimum lease payments under capital lease obligations are as follows:

                            July 1, 1998 to June 30, 1999                       $ 6,429
                            July 1, 1999 to June 30, 2000                         6,079
                            July 1, 2000 to April 30, 2001                        5,066
                                                                                -------

                   Total minimum lease payments                                  17,574
                   Less amounts representing interest                             2,905
                                                                                -------

          Present value of net minimum lease payments                           $14,669
                                                                                -------
                                                                                -------


NOTE PAYABLE TO STOCKHOLDER

          Note payable to stockholder consists of an unsecured note, payable in full, with interest to be determined, within twelve months of the Company's plan to liquidate assets.

INCOME TAXES

          The Company has loss carryforwards totaling $101,731 that may be offset against future taxable income. If not used, the carryforwards and credits will expire as follows.

                    Year 13                   $ 16,184
                    Year 15                   $ 85,547

LEASE COMMITMENT

          The Company leases office and warehouse space under a short term lease arrangement. This lease is classified as an operating lease and expires and renews on a monthly basis. Since the lease term does not exceed one year, no future minimum lease payments are disclosed.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SHASTA GEOCHEMISTRY LABORATORY, INC
                       -----------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (CONTINUED)


SUBSEQUENT EVENTS

          On December 4, 1998 the Company's stockholders agreed to sell certain assets of the Company to an international analytical services company in exchange for common stock of that company. Assets sold included customer lists and goodwill. In addition, the Company has agreed to lease or sell certain laboratory equipment as requested by the purchaser.

          The agreement also requires a noncompetition agreement between the Company, the President and the purchaser.

          The President of the Company has entered into an employment agreement with the purchaser for a period of two years starting on December 4, 1998.

          The Company's directors and stockholders have not yet determined the future course of the Company.











--------------------------------------------------------------------------------

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated:  February 17, 1999

                                             BARRINGER LABORATORIES, INC.


                                             By: /s/ J. Graham Russell
                                                --------------------------------
                                               J. Graham Russell, President